Distribution Financial Services Marine Trust 1999-2
September 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                          $517,683,440.05
Beginning Pool Factor                                                1.00000000

Distribution Allocable to Principal on Notes
                  Prior                                 Current
Class    Principal Payment $1000 of orig.prin.bal. Principal Payment $1000 of orig.prin.bal.
A-1            $0.00           0.0000000             $7,817,504.15    37.0325830
A-2            $0.00           0.0000000                     $0.00     0.0000000
A-3            $0.00           0.0000000                     $0.00     0.0000000
A-4            $0.00           0.0000000                     $0.00     0.0000000
A-5            $0.00           0.0000000                     $0.00     0.0000000
  B            $0.00           0.0000000                     $0.00     0.0000000
  C            $0.00           0.0000000                     $0.00     0.0000000

Distribution Allocable to Interest on Notes
                     Prior                                   Current
Class     Rate  Interest Payment $1000 of orig.prin.bal. Interest Payment $1000 of orig.prin.bal.
  A-1     5.50%        $0.00           0.0000000            $819,414.43     3.8816780
  A-2     5.98%        $0.00           0.0000000            $276,908.88     4.9833330
  A-3     6.20%        $0.00           0.0000000            $558,666.50     5.1666670
  A-4     6.48%        $0.00           0.0000000            $357,517.80     5.4000000
  A-5   6.6656%        $0.00           0.0000000            $299,946.45     5.5546670
    B     6.93%        $0.00           0.0000000            $190,575.00     5.7750000
    C     7.61%        $0.00           0.0000000            $139,516.67     6.3416670

Note Balance After Giving Effect to Principal Distribution
Class Beginning Bal   Pool Factor  Ending Balance   Pool Factor
A-1  178,781,331.02    1.0000000    $170,963,826.87   809.8789510
A-2   55,567,000.00    1.0000000     $55,567,000.00     1.0000000
A-3  108,129,000.00    1.0000000    $108,129,000.00     1.0000000
A-4   66,207,000.00    1.0000000     $66,207,000.00     1.0000000
A-5   53,999,000.00    1.0000000     $53,999,000.00     1.0000000
  B   33,000,000.00    1.0000000     $33,000,000.00     1.0000000
  C   22,000,000.00    1.0000000     $22,000,000.00     1.0000000

Servicing Fee                                       $215,701.43
Servicing Fee Per $1,000 of Orig.Note                 0.3921844

Realized Losses                                     $112,350.23

Reserve Account Balance                          $19,375,350.86

Payments Received with Respect to Receivables
During Most Recently Ended Collection Period     $11,245,551.70
      Interest Payments Received                  $3,540,397.78
      Scheduled Principal Payments Received       $2,378,896.45
      Principal Prepayments Received              $5,326,257.47

Distribution to Residual Interestholders                  $0.00

Noteholders' Interest Carryover Shortfall                 $0.00
Noteholders' Interest Carryover Shortfall
Per $1,000 Note                                       0.0000000

Aggregate Purchase Amounts for Receivables
that were purchased in related Collection Period          $0.00

Ending Pool Balance                             $509,865,935.90
Ending Pool Factor                                   0.92702879
